               THE CREDIT ACCOMMODATION MADE PURSUANT TO THIS NOTE
                           REPRESENTS A LINE OF CREDIT
                               ------------------
                      AMENDED AND RESTATED PROMISSORY NOTE
                                    ("Note")

$400,000.00                                              Orange County, Florida
                                                                 April 13, 1999

         THE UNDERSIGNED, Boat Tree, Inc., a Florida corporation ("Maker"), promises to pay to the order of JCJ Family Partnership, Ltd., a Florida limited partnership ("Payee"), whose mailing address is 1924 33rd Street, Orlando, FL 32839, the principal sum of FOUR HUNDRED THOUSAND DOLLARS ($400,000.00), or so much thereof as may be advanced and outstanding from time to time.

         This Note supersedes the note dated January 4, 1999 which is hereby null and void.

         Advances hereunder may be made upon the oral, telephonic, or written request of any person authorized to borrow or any person Payee reasonably believes is authorized to borrow. Any advance hereunder shall be conclusively presumed to have been made to and at the request and for the benefit of the Maker when the proceeds of such advance are deposited to the credit of the Maker in any account of Maker with Payee regardless of the fact that persons other than those authorized to borrow may have authority to draw against such accounts.

         Interest on the outstanding principal balance of this Note, shall accrue at a rate of twelve percent (12%) per annum and shall be payable monthly.

         The principal amount of this Note, or so much thereof as has been advanced and is outstanding, together with all interest accrued thereon, shall be due and payable on demand within ten (10) days of written notice after June 30, 2000.

         This Note may be paid in advance, in whole or in part, without premium or penalty. Advance payment shall be applied first to payment of accrued interest and then to payment of the principal.

         This Note is payable at the address of the Payee as stated herein, or at such other place as the holder hereof may from time to time designate in writing to the Maker.

         The Maker promises to pay all costs of collection reasonably incurred by the holder hereof because of the failure of the Maker to comply with the agreements in this Note. Presentment, protest, notice of dishonor, and notice of protest are hereby waived.

         Dated this 13th day of April, 1999.

                                BOAT TREE, INC., a Florida corporation


                                By:  /s/ Joseph G. Pozo, Jr.
                                     ------------------------------------------
                                     Joseph G. Pozo, Jr., President


                                JCJ FAMILY PARTNERSHIP, LTD.,
                                a Florida limited partnership


                                By:  /s/ Joseph G. Pozo, Jr.
                                     ------------------------------------------
                                     Joseph G. Pozo, Jr.